Exhibit 99.1

Luminar Provides Business Update with Q4 and Full-Year 2021 Financials

News Highlights:
•Delivered All 5 Key 2021 Milestones; Full-Year 2021 Revenue at Top End of Guidance
•Completed All Core Development Milestones in First Series Production Contract
•Expecting Series Production Readiness at Year End 2022; 40% More Major Commercial Wins

Orlando, Fla. — Feb. 28, 2022 — Luminar Technologies, Inc. (NASDAQ: LAZR), a leading global automotive technology company, today announced its quarterly business update and financial results for the fourth quarter and full year of 2021, ended December 31, 2021.

“Our first year as a public company was a blowout success having achieved all of our critical milestones. We secured major commercial wins, advanced our hardware and software technology, and are pioneering the future of safety and autonomy for the industry,” said Austin Russell, Luminar Founder and CEO. “2022 will be our biggest year yet as we prepare for our breakthrough series production launch at year-end.”

Today, Luminar released its quarterly video update regarding the path to series production. The video can be viewed at: www.luminartech.com/path.

Major 2021 Milestones:
Luminar achieved all of its company-level target 2021 milestones and is providing status below:

1.Iris Industrialization for Series Production: Luminar entered the C-phase for Iris, and completed all core development/revenue milestones under its first awarded series production contract. The company is now intensely focused on industrialization and preparation for series production.
2.Software & Product Development: Luminar completed development of the alpha version of Sentinel, providing live demonstrations of Proactive Safety™ and Highway Autonomy capabilities to the public at CES.
3.Commercial Programs & Customer Adoption: Luminar increased its Major Commercial Win target mid-year from 4 to 6, and achieved all 6 major wins by year-end 2021. In January 2022, the company announced a landmark series production win with Mercedes-Benz.
4.Forward-Looking Order Book: Luminar increased its Forward-Looking Order Book target mid-year from 40% growth to 60% growth, and ended 2021 with a forward-looking order book of approximately $2.1 billion, up 61% year-over-year (YOY).
5.Liquidity and Cash Position: Luminar achieved its target of ending the year with more cash on the balance sheet compared to the $485.7 million at the prior year end (2020). The company ended 2021 with $792.1 million of cash following significant share repurchases towards the end of Q4.

Key Q4 & Full-Year 2021 Financials:
Key financial highlights for the fourth-quarter and full-year ended December 31, 2021:
•Revenue: Q4 revenue was $12.3 million, up 408% YoY and up 55% compared to the prior quarter. Full-year revenue was at the higher end of prior guidance at approximately $32 million.
•GAAP and Non-GAAP net loss: Q4 GAAP net loss was $73.9 million, or $(0.21) per share; Q4 Non-GAAP net loss was $42.6 million, or $(0.12) per share. For the full year, GAAP net loss was $238.0 million, or $(0.69) per share. Full-year Non-GAAP net loss was $133.2 million or $(0.38) per share.
•Cash, Cash Equivalents and Marketable Securities were $792.1 million as of December 31, 2021, compared to $485.7 million as of December 31, 2020. Cash spend (operating cash flow less capital expenditures) was $56.4 million in Q4 and $154.9 million for the full year.

Major 2022 Milestones and Financial Guidance:
Today, Luminar updated its annual business milestones and financial guidance for the full year of 2022.

Targeted Key Business Milestones to Achieve by Year-End 2022:
1.Iris Industrialization for Series Production: achieve series production readiness for Iris lidar and core software.
2.Software: achieve the beta release of Sentinel, advancing Proactive Safety™ and Highway Autonomy capabilities.
3.Commercial Programs: grow commercial success with existing major commercial program wins. Additionally, Luminar is targeting to achieve 40% additional major commercial wins.
4.Forward-Looking Order Book: achieve forward-looking order book growth of at least 40% YoY in 2022.

2022 Financial Outlook:
•Revenue Growth: The company expects 2022 revenue of $40+ million.
•Cash Spend: Luminar expects net cash spend moderately higher than 2021 levels.

Webcast Details:
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.
What: video webcast featuring quarterly business and financial update and live Q&A
Date: today, February 28, 2022
Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the event will be available on Luminar’s investor site at https://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation.

For additional information or to be added to our investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Luminar considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.
This release includes non-GAAP financial measures, including non-GAAP net loss, Free Cash Flow (“FCF”) and Order Book. Non-GAAP net loss is defined as GAAP net loss plus stock-based compensation expense, plus amortization of intangible assets, plus change in fair value of warrant liabilities, plus loss on extinguishment of debt, plus expenses related to registration statement on Form S-1 on behalf of selling stockholders, plus benefit from income taxes. FCF is defined as operating cash flow less capital expenditures.

Order Book is defined as the forward-looking cumulative sales estimates of Luminar’s hardware and software products over the lifetime of given programs which Luminar’s technology is integrated into or provided for, based primarily on projected/actual contractual pricing terms and good faith estimates of “take rates” of Luminar’s technology on vehicles. Such anticipated programs and volumes/take rates are based on commitments by our partners that are dependent on successful performance through development and validation and entering definitive purchase orders for series production, which may change for a variety of reasons as disclosed herein and other SEC filings, including, without limitation, the risks set forth in the “Forward-Looking Statements” section below. Customer production vehicle volume estimates (and take rates when applicable) are largely sourced from (i) the

OEM/customer, (ii) IHS Markit or other third party estimates, and/or (iii) Luminar’s management good faith estimates.

Luminar defines a “major win” as a written agreement with a major industry player, including based on their past experience in high volume production, leadership in autonomy, or market leadership, that selects our technology for what is expected to be a significant commercial program, including OEM series production programs. We only include major commercial wins, disclosed or undisclosed, in our forward-looking order book calculation, which are subject to the risks set forth in the “Forward-Looking Statements” section below.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected achievement of series production readiness for Iris lidar and core software, the expected timing of the beta release of Sentinel, the expected growth in 2022 of Luminar’s forward-looking order book and major commercial wins, and expectations for 2022 revenue growth and cash expenditure. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar's management and are not guarantees of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

About Luminar Technologies
Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Intel’s Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for production vehicles. For more information please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$329,977	$208,944
Restricted cash	725	775
Marketable securities	462,141	276,710
Accounts receivable	13,013	5,971
Inventory	10,342	3,613
Prepaid expenses and other current assets	29,195	4,797
Total current assets	845,393	500,810
Property and equipment, net	11,009	7,689
Operating lease right-of-use assets	9,145	—
Intangible assets, net	2,424	—
Goodwill	3,110	701
Other non-current assets	12,455	1,151
Total assets	$883,536	$510,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,419	$6,039
Accrued and other current liabilities	19,844	10,452
Operating lease liabilities	4,735	—
Debt, current	—	99
Total current liabilities	38,998	16,590
Warrant liabilities	31,230	343,400
Debt, non-current	—	302
Convertible senior notes	608,957	—
Operating lease liabilities, non-current	5,768	—
Other non-current liabilities	598	1,318
Total liabilities	685,551	361,610
Stockholders’ equity:
Class A common stock	27	22
Class B common stock	10	11
Additional paid-in capital	1,257,214	733,175
Accumulated other comprehensive income (loss)	(908)	34
Treasury stock	(235,871)	—
Accumulated deficit	(822,487)	(584,501)
Total stockholders’ equity	197,985	148,741
Total liabilities and stockholders’ equity	$883,536	$510,351

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Products	$3,857	$1,109	$10,118	$4,840
Services	8,487	1,323	21,826	9,111
Total revenue	12,344	2,432	31,944	13,951
Cost of sales:
Products	9,369	3,652	23,484	15,097
Services	10,469	3,091	22,608	9,855
Total cost of sales	19,838	6,743	46,092	24,952
Gross loss	(7,494)	(4,311)	(14,148)	(11,001)
Operating expenses:
Research and development	29,048	10,383	88,861	38,651
Sales and marketing	5,848	2,541	17,858	7,948
General and administrative	28,572	13,159	93,685	29,275
Total operating expenses	63,468	26,083	200,404	75,874
Loss from operations	(70,962)	(30,394)	(214,552)	(86,875)
Other income (expense), net:
Change in fair value of warrant liabilities	(3,477)	(255,704)	(26,126)	(268,266)
Loss on extinguishment of debt	—	(3,130)	—	(3,996)
Interest expense and other	(1,168)	(788)	(2,028)	(2,885)
Interest income and other	1,714	(55)	3,458	(276)
Total other income (expense), net	(2,931)	(259,677)	(24,696)	(275,423)
Loss before benefit from income taxes	(73,893)	(290,071)	(239,248)	(362,298)
Benefit from income taxes	—	—	(1,262)	—
Net loss	$(73,893)	$(290,071)	$(237,986)	$(362,298)
Net loss attributable to common stockholders	$(73,893)	$(290,581)	$(237,986)	$(369,055)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.21)	$(1.50)	$(0.69)	$(2.54)
Shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	359,483,729	193,196,572	346,300,975	145,096,996

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(237,986)	$(362,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,162	2,517
Noncash lease expense relating to operating lease right-of-use assets	3,705	—
Amortization of premium on marketable securities	1,792	175
Change in fair value of warrants and SAFE liabilities	26,126	268,266
Vendor stock-in-lieu of cash program	10,817	—
Impairment of inventories	2,918	4,407
Loss on sale or disposal of property and equipment	752	525
Loss on extinguishment of debt	—	3,996
Share-based compensation	77,684	8,711
Expense related to Volvo Warrants	959	—
Warranty related to sensors	1,538	—
Deferred taxes	(1,262)	—
Other	305	—
Changes in operating assets and liabilities:
Accounts receivable	(6,233)	(4,294)
Inventories	(10,751)	(4,018)
Prepaid expenses and other current assets	(24,340)	(2,805)
Other non-current assets	(6)	165
Accounts payable	3,838	2,620
Accrued and other current liabilities	3,578	6,693
Other non-current liabilities	(6,017)	(302)
Net cash used in operating activities	(148,421)	(75,642)
Cash flows from investing activities:
Cash received from acquisition of OptoGration, Inc.	358	—
Purchases of marketable securities	(716,933)	(315,920)
Proceeds from maturities of marketable securities	366,857	16,755
Proceeds from sales of marketable securities	161,910	28,974
Proceeds from refundable security deposits	—	581
Purchases of property and equipment	(6,433)	(2,202)
Disposal of property and equipment	53	18
Net cash used in investing activities	(194,188)	(271,794)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of debt discounts of $15,625	609,375	—
Purchases of capped call options	(73,438)	—
Cash received from Gores on recapitalization	—	380,601
Transaction costs related to merger with Gores	—	(17,226)
Proceeds from issuance of Series X convertible preferred stock	—	183,865
Issuance cost paid for Series X convertible preferred stock	—	(5,790)
Proceeds from the issuance of debt	—	32,101
Repayment of debt	(112)	(41,190)
Debt prepayment charges	—	(1,918)
Debt issuance costs	—	(361)
Principal payments on finance leases (capital leases prior to adoption of ASC 842)	(289)	(222)
Proceeds from exercise of warrants	153,927	—
Proceeds from exercise of stock options	5,859	—
Repurchases of common stock and redemption of warrants	(231,600)	(10)
Other financing activities	(130)	—
Net cash provided by financing activities	463,592	529,850
Net increase in cash, cash equivalents and restricted cash	120,983	182,414
Beginning cash, cash equivalents and restricted cash	209,719	27,305
Ending cash, cash equivalents and restricted cash	$330,702	$209,719

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(73,893)	$(290,581)	$(237,986)	$(369,055)
Non-GAAP adjustments:
Stock-based compensation	27,797	4,001	77,684	8,711
Amortization of intangible assets	64	—	226	—
Expenses related to registration statement on Form S-1 on behalf of selling stockholders	—	1,076	1,982	1,076
Change in fair value of warrant liabilities	3,477	255,704	26,126	268,266
Loss on extinguishment of debt	—	3,130	—	3,996
Benefit from income taxes	$—	$—	$(1,262)	$—
Non-GAAP net loss attributable to common stockholders	$(42,555)	$(26,670)	$(133,230)	$(87,006)
GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.21)	$(1.50)	$(0.69)	$(2.54)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.14)	$(0.38)	$(0.60)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	359,483,729	193,196,572	346,300,975	145,096,996
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	359,483,729	193,196,572	346,300,975	145,096,996

Contact Information

Media Relations:
Press@luminartech.com

Investor Relations:
Trey Campbell
trey.campbell@luminartech.com